Exhibit 32

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of International Freight Logistics, Ltd. (the "Company") on Form 10-QSB for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Piero Prato, Chief Executive Officer and Chief Financial Officer of International Freight Logistics, Ltd. hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


Date: May 13, 2005                      By:  /s/ Piero Prato
                                            --------------------------------
                                                 Piero Prato
                                                 Chief Executive Officer and
                                                 Chief Financial Officer